Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

AND AMENDMENT TO LOAN DOCUMENTS

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS (“Amendment”) is entered into as of February 19, 2016, among USANA HEALTH SCIENCES, INC., a Utah corporation (together with its successors, “Borrower”), USANA ACQUISITION CORP., a Utah corporation (“USANA Acquisition”), USANA SENSÉ COMPANY, INC., a Utah corporation (“USANA Sensé”), USANA HEALTH SCIENCES NEW ZEALAND, INC., a Delaware corporation (“USANA New Zealand”), USANA CANADA HOLDING, INC., a Delaware corporation (“USANA Canada”), FMG PRODUCTIONS, INC., a Utah corporation (“FMG”), INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Holdings”), USANA HEALTH SCIENCES CHINA, INC., a Delaware corporation (“China”), PET LANE, INC., a Delaware corporation (“Pet Lane”), UHS ESSENTIAL HEALTH PHILIPPINES, INC., a Utah corporation (“UHS” and together with USANA Acquisition, USANA Sensé, USANA New Zealand, USANA Canada, FMG, Holdings, China, Pet Lane and their respective successors, collectively, the “Guarantors” and individually, a “Guarantor”), and BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns, “Bank”).

RECITALS

A.            Borrower and Bank are parties to that certain Amended and Restated Credit Agreement dated as of April 27, 2011 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), pursuant to which and subject to the terms and conditions therein contained, bank agreed to make revolving loans to Borrower and agreed to issue standby letters of credit for the account of Borrower.

B.            In connection with and as a condition to the obligation of Bank to make its initial Credit Extension under the Credit Agreement, each Guarantor entered into that certain Amended and Restated Continuing Guaranty dated as of April 27, 2011 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which each Guarantor guaranteed, among other things, the payment and performance of the debts, liabilities, obligations, covenants and duties of, Borrower to Bank arising under the Credit Agreement and the other Loan Documents to which Borrower is a party.

C.            In connection with and as a condition to the obligation of Bank to make its initial Credit Extension under the Credit Agreement, Borrower and each Guarantor entered into that certain Indemnity, Subrogation and Contribution Agreement dated as of April 27, 2011 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Contribution Agreement”), pursuant to which the parties thereto provided for the indemnification by Borrower of Guarantors and among Guarantors with respect to amounts paid or assets sold by Guarantors in connection with their obligations under the Guaranty.

D.            Borrower has requested that Bank (1) increase the principal amount of the maturity date of the revolving credit facility available under the Credit Agreement from $75,000,000 to $125,000,000 through October 31, 2016, after which date the principal amount of the Borrower Credit Facility will revert to $75,000,000 and (2) extend the maturity date of the revolving credit facility available under the Credit Agreement from April 27, 2016 to April 27, 2021, which Bank has agreed to do, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained, and for other good and valuable consideration receipt of which is hereby acknowledged, Borrower and Bank hereby agree as follows:

1.             Definitions; Interpretation.  All capitalized terms used in this Amendment and not otherwise defined herein have the meanings specified in the Credit Agreement.  The rules of construction and interpretation specified in Sections 1.02 and 1.05 of the Credit Agreement also apply to this Amendment and are incorporated herein by this reference.

2.             Amendments to Credit Agreement.  The Credit Agreement is amended as follows:

(a)           Amendment to Definitions.  In Section 1.01, amendments are made to the definitions, as follows:

(i)            Anti-Corruption Laws.  The definition of “Anti-Corruption Laws” is added to read as follows:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Loan Parties, their Subsidiaries or any of their respective Affiliates from time to time concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act 2010.

(ii)           Base Rate.  The definition of “Base Rate” is amended and restated to read as follows:

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank as its “prime rate,” and (c) the Eurodollar Floating Rate plus 1.00%.  The “prime rate” is a rate set by Bank based upon various factors including Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

(iii)          Commitment Amount.  The definition of “Commitment Amount” is amended and restated to read as follows:

“Commitment Amount” means (i) from February 19, 2016 through October 31, 2016, $125,000,000 and (ii) thereafter, 75,000,000.

(iv)          Commodity Exchange Act.  The definition of “Commitment Amount” is added to read as follows:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

(v)           Designated Jurisdiction.  The definition of “Designated Jurisdiction” is added to read as follows:

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

(vi)          Eurodollar Fixed Rate.  The definition of “Eurodollar Fixed Rate” is added to read as follows:

“Eurodollar Fixed Rate” means, for any Interest Period, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by Bank to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Fixed Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period.

(vii)         Eurodollar Fixed Rate Loan.  The definition of “Eurodollar Fixed Rate Loan” is added to read as follows:

“Eurodollar Fixed Rate Loan” means a Loan that bears interest at a rate based on Eurodollar Fixed Rate.

(viii)        Eurodollar Daily Floating Rate.  The definition of “Eurodollar Daily Floating Rate” is added to read as follows:

“Eurodollar Daily Floating Rate” means, on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by Bank to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Eurodollar Daily Floating Rate being made or maintained and with a term equal to one month would be offered by Bank’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.

(ix)          Eurodollar Daily Floating Rate Loan.  The definition of “Eurodollar Daily Floating Rate Loan” is added to read as follows:

“Eurodollar Daily Floating Rate Loan” means a Loan that bears interest at a rate based on Eurodollar Daily Floating Rate.

(x)           Eurodollar Rate.  The definition of “Eurodollar Rate” is amended and restated to read as follows:

“Eurodollar Rate” means the Eurodollar Fixed Rate or the Eurodollar Daily Floating Rate, as the context may require.

(xi)          Eurodollar Rate Loan.  The definition of “Eurodollar Rate Loan” is amended and restated to read as follows:

“Eurodollar Rate Loan” means a Eurodollar Fixed Rate Loan or a Eurodollar Daily Floating Rate Loan, as the context may require.

(xii)         Excluded Swap Obligation.  The definition of “Excluded Swap Obligation” is added to read as follows:

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a Master Agreement governing more than one Swap

Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

(xiii)        Excluded Taxes.  The definition of “Excluded Taxes” is amended and restated to read as follows:

“Excluded Taxes” means (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Bank is organized or in which its principal office is located or, in which its Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower is located, and (c) any U.S. federal withholding Taxes imposed pursuant to FATCA.

(xiv)        FATCA.  The definition of “FATCA” is added to read as follows:

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

(xv)         Indemnified Taxes.  The definition of “Indemnified Taxes” is amended and restated to read as follows:

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

(xvi)        Interest Payment Date.  The definition of “Interest Payment Date” is amended and restated to read as follows:

“Interest Payment Date” means, (a) as to any Eurodollar Fixed Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Fixed Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Eurodollar Daily Floating Rate Loan or Base Rate Loan, the first Business Day after the end of each March, June, September and December and the Maturity Date.

(xvii)       Interest Period.  The definition of “Interest Period” is amended and restated to read as follows:

“Interest Period” means, as to each Eurodollar Fixed Rate Loan, the period commencing on the date such Eurodollar Fixed Rate Loan is disbursed or converted to or continued as a Eurodollar Fixed Rate Loan and ending on the date one (1) or two (2) weeks thereafter or one (1), two (2), three (3) or six (6) months thereafter, as selected by Borrower in its Loan Notice; provided that:

(a)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)           no Interest Period shall extend beyond the Maturity Date.

(xviii)      LIBOR.  The definition of “LIBOR” is added to read as follows:

“LIBOR” means the London Interbank Offered Rate or successor rate which is approved by Bank, as published by Bloomberg (or such other commercially available source providing quotations of the London Interbank Offered Rate as may be designated by Bank from time to time); provided that: (i) to the extent a comparable or successor rate is approved by Bank in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for Bank, such approved rate shall be applied in a manner as otherwise reasonably determined by Bank and (ii) if LIBOR shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

(xix)        Loan Notice.  The definition of “Loan Notice” is amended and restated to read as follows:

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by Bank (including any form on an electronic platform or electronic transmission system as shall be approved by Bank), appropriately completed and signed by a Responsible Officer of Borrower.

(xx)         Master Agreement.  The definition of “Master Agreement” is added to read as follows:

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

(xxi)        Maturity Date.  The definition of “Maturity Date” is amended and restated to read as follows:

“Maturity Date” means April 27, 2021; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

(xxii)       Notice of Loan Prepayment.  The definition of “Notice of Loan Prepayment” is added to read as follows:

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit F or such other form as may be approved by Bank (including any form on an electronic platform or electronic transmission system as shall be approved by Bank), appropriately completed and signed by a Responsible Officer of Borrower.

(xxiii)      Obligations.  The definition of “Obligations” is amended and restated to read as follows:

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, or Letter of Credit and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

(xxiv)     OFAC.  The definition of “OFAC” is added to read as follows:

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

(xxv)      Responsible Officer.  The definition of “Responsible Officer” is amended and restated to read as follows:

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, secretary or controller of Borrower, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, any assistant secretary of Borrower and, solely for purposes of notices given pursuant to Article II, any other officer or employee of Borrower so designated by any of the foregoing officers in a notice to Bank or any other officer or employee of Borrower designated in or pursuant to an agreement between Borrower and Bank.  Any document delivered hereunder that is signed by a Responsible Officer of Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of Borrower.

(xxvi)     Sanction(s).  The definition of “Sanction(s)” is added to read as follows:

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

(xxvii)    Swap Obligations.  The definition of “Swap Obligations” is added to read as follows:

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

(xxviii)   UCP.  The definition of “UCP” is added to read as follows:

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

(b)           Amendments to Section 2.02.  Section 2.02 is amended and restated to read as follows:

2.02        Borrowings, Conversions and Continuations of Loans.

(a)           Each Borrowing, each conversion of a Loan from one Type to the other, and each continuation of a Eurodollar Fixed Rate Loan shall be made upon Borrower’s irrevocable notice to Bank, which may be given by: (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to Bank of a Loan Notice.  Each such Loan Notice must be received by Bank not later than 1:00 p.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of a Eurodollar Fixed Rate Loan or of any conversion of a Eurodollar Fixed Rate Loan to a Eurodollar Daily Floating Rate Loan or a Base Rate Loan, and (ii) on the requested date of any Borrowing of a Eurodollar Daily Floating Rate Loan or a Base Rate Loan.  Each telephonic notice by Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Bank of a written Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower.  Each Borrowing of, conversion to or continuation of a Eurodollar Fixed Rate Loan shall be in a principal amount of $100,000 or a whole multiple of $50,000 in excess thereof.  Except as provided in Section 2.03(c), each Borrowing of or conversion to a Eurodollar Daily Floating Rate Loan or a Base Rate Loan shall be in a principal amount of $50,000 or a whole multiple of $10,000 in excess thereof.  Each Loan Notice (whether telephonic or written) shall specify (i) whether Borrower is requesting a Borrowing, a conversion of a Loan from one Type to another, or a continuation of a Loan, as the case may be, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of the Loan to be borrowed, converted or continued, (iv) the Type of Loan to be borrowed or to which an existing Loan is to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If Borrower fails to specify a Type of Loan in a Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loan shall be made as, or converted to, a Eurodollar Daily Floating Rate Loan.  Any such automatic conversion to a Eurodollar Daily Floating Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Fixed Rate Loan.  If Borrower requests a Borrowing of, conversion to, or continuation of a Eurodollar Fixed Rate Loan in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)           Following receipt of a Loan Notice, and upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if a Borrowing is the initial Credit Extension, Section 4.01), Bank shall make the proceeds of each Loan available to Borrower either by (i) crediting Borrower Account with the amount of such proceeds or (ii) wire transfer of such proceeds, in each case in accordance with instructions provided to (and reasonably acceptable to) Bank by Borrower; provided, however, that if, on the date a Loan Notice with respect to a Borrowing is given by Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to Borrower as provided above.

(c)           Except as otherwise provided herein, a Eurodollar Fixed Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Fixed Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of Bank, and Bank may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans and Borrower agrees to pay all amounts due under Section 3.05 in accordance with the terms thereof due to any such conversion.

(d)           Bank shall promptly notify Borrower of the interest rate applicable to any Interest Period for a Eurodollar Fixed Rate Loan upon determination of such interest rate.  At any time that a Base Rate Loan is outstanding, Bank shall notify Borrower of any change in Bank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)           After giving effect to all Borrowings, all conversions of Loans from one Type to another, and all continuations of Loans as the same Type, there shall not be more than twenty Interest Periods in effect.

(c)           Amendments to Section 2.03.  In Section 2.03, subsections (c) through (f) are amended and restated to read as follows:

(c)           Drawings and Reimbursements.

(i)            Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, Bank shall notify Borrower thereof.  Not later than 11:00 a.m. on the date of any payment by Bank under a Letter of Credit (each such date, an “Honor Date”), Borrower shall reimburse Bank in an amount equal to the amount of such drawing.  If Borrower fails to so reimburse Bank by such time, Borrower shall be deemed to have requested a Borrowing of a Eurodollar Daily Floating Rate Loan to be disbursed on the Honor Date in the amount of the unreimbursed drawing (the “Unreimbursed Amount”), without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Loans, but subject to the amount of the unutilized portion of the Commitment Amount and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice) whereupon, subject to the provisions of Section 2.03(c)(ii), Bank shall be deemed to have made a Loan to Borrower in such amount.  Any notice given by Bank pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of a Eurodollar Daily Floating Rate Loan because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.

(d)           Obligations Absolute.  The obligation of Borrower to reimburse Bank for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)           the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, endorsement, certificate or other document presented under or in connection with such Letter of Credit proving to be forged,

fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          any payment by Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)           waiver by Bank of any requirement that exists for Bank’s protection and not the protection of Borrower or any waiver by Bank which does not in fact materially prejudice Borrower;

(vi)          honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vii)         any payment made by Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable; or

(viii)        any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any Subsidiary.

(e)           Role of Bank.  Borrower agrees that, in paying any drawing under a Letter of Credit, Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of Bank or its Related Parties nor any correspondent, participant or assignee of Bank shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(d); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against Bank, and Bank may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by Bank’s willful misconduct or gross negligence or Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(f)            Applicability of ISP and UCP.  Unless otherwise expressly agreed by Bank and Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.  Notwithstanding the foregoing, Bank shall not be responsible to Borrower for, and Bank’s rights and remedies against Borrower shall not be impaired by, any action or inaction of Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(d)           Amendments to Section 2.04.  In Section 2.04, subsection (a) is amended and restated to read as follows:

(a)           Borrower may, upon notice to Bank pursuant to delivery to Bank of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay any Loan in whole or in part without premium or penalty; provided that (i) such notice must be received by Bank not later than 1:00 p.m. (A) three Business Days prior to any date of prepayment of a Eurodollar Fixed Rate Loan and (B) on the date of prepayment of a Eurodollar Daily Floating Rate Loan or a Base Rate Loan; (ii) any prepayment of a Eurodollar Fixed Rate Loan shall be in a principal amount of $100,000 or a whole multiple of $50,000 in excess thereof; and (iii) any prepayment of a Eurodollar Daily Floating Rate Loan or a Base Rate Loan shall be in a principal amount of $50,000 or a whole multiple of $10,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each Notice of Loan Prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if a Eurodollar Fixed Rate Loan is to be prepaid, the Interest Period(s) of such Loan.  If such Notice of Loan Prepayment is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.

(e)           Amendments to Section 2.07.  In Section 2.07, subsection (a) is amended and restated to read as follows:

(a)           Subject to the provisions of subsection (b) below, (i) each Eurodollar Fixed Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to the Eurodollar Fixed Rate for such Interest Period plus the Applicable Rate; (ii) each Eurodollar Daily Floating Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Eurodollar Daily Floating Rate plus the Applicable Rate and (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(f)            Addition of Section 5.21.  Section 5.21 is added to read as follows:

5.21        Sanctions Concerns and Anti-Corruption Laws.

(a)           Sanctions Concerns.  No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction.

(b)           Anti-Corruption Laws.  The Loan Parties and their Subsidiaries have instituted and maintained policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws.  The Loan Parties, their respective Subsidiaries and each of their respective officers and employees and, to the knowledge of Borrower, each of their respective directors and agents, are in compliance in all material respects with applicable Anti-Corruption Laws.

(g)           Amendments to Section 6.07.  Section 6.07 is amended and restated to read as follows:

6.07        Maintenance of Insurance.

(a)           Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies not Affiliates of Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons.

(b)           Evidence of Insurance.  The Loan Parties shall (i) cause Bank to be named additional insured with respect of each commercial general liability (CGL) policy and each automobile liability insurance policy and (ii) unless otherwise agreed to by Bank, cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank that it will give Bank thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums).  Annually, upon expiration of current insurance coverage, the Loan Parties shall provide, or cause to be provided, to Bank, such evidence of insurance as required by Bank, including, but not limited to: (i) evidence of such insurance policies (including, without limitation and as applicable, ACORD Form 28 certificates (or similar form of insurance certificate), and ACORD Form 25 certificates (or similar form of insurance certificate)) and (ii) lender’s loss payable endorsement if Bank is not on the declarations page for such policy.

(h)           Amendments to Section 6.12.  In Section 6.12, subsection (a) is amended and restated to read as follows:

(a)           Consolidated EBITDA.  Maintain on a consolidated basis, as of the end of each fiscal quarter of Borrower, for the period of four fiscal quarters of the Borrower set forth below, Consolidated EBITDA equal to or greater than $100,000,000.

(i)            Addition of Section 6.15.  Section 6.15 is added to read as follows:

6.15        Anti-Corruption Laws.  Conduct its business in compliance in all material respects with applicable Anti-Corruption Laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

(j)            Addition of Section 7.11.  Section 7.11 is added to read as follows:

7.11        Sanctions.  Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such

Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Bank, Arranger or otherwise) of Sanctions.

(k)           Addition of Section 7.12.  Section 7.12 is added to read as follows:

7.12        Anti-Corruption Laws.  Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach applicable Anti-Corruption Laws.

(l)            Amendments to Section 8.03.  Section 8.03 is amended and restated to read as follows:

8.03        Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received (a) on account of the Obligations and/or (b) on account of any debt, liability, obligation, covenant or duty of Borrower or any Subsidiary owing to Bank or any Affiliate of Bank arising under any Swap Contract or Financial Transaction Contract (collectively, the “Contract Obligations”), shall be applied by Bank to the Obligations and the Contract Obligations in such order as it elects in its sole discretion.  Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section.

(m)          Amendments to Section 9.02.  In Section 9.02, the address, telecopier and telephone number for notices to Borrower and notices to Bank are amended and restated to read as follows:

If to Borrower:	USANA Health Sciences, Inc.
3838 West Parkway Boulevard
Salt Lake City, Utah 84120
Attention: Gary Wells
Telephone: (801) 954-7938
Telecopier: (801) 954-7935
Electronic Mail: gary.wells@us.usana.com

If to Bank:	Bank of America, N.A.
Doc Retention — GCF
Mail Code: CT2-515-BB-03
70 Batterson Park Road
Farmington, CT 06032

With copy to:	Bank of America, N.A.
Mail Code: NV1-119-02-01
300 S. 4th Street, 2nd Floor
Las Vegas, NV 89101
Attn: Joda L. Gibson
Telephone: (702) 824-9054
Telecopier: (702) 824-9012
Electronic Mail: joda.l.gibson@baml.com

(n)           Amendments to Section 9.15.  Section 9.15 is amended and restated to read as follows:

9.15        Electronic Execution of Assignments and Certain Other Documents.  The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Bank, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary Bank is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Bank pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

(o)           Amendment to Schedules.  Schedule 5.13 is hereby amended and restated as set forth in Schedule 5.13 attached hereto.

(p)           Amendment to Exhibits.  Exhibit A is hereby amended and restated as set forth in Exhibit A attached hereto and Exhibit F is hereby added as set forth in Exhibit F attached hereto.

3.             Amendments to Guaranty.  The Guaranty is hereby amended as follows:

(a)           Amendments to Section 1.  In Section 1, The following sentence and three definitions are added at the end of Section 1 to read as follows:

As used in this Guaranty, the following terms have the following meanings:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.”

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee by such Guarantor under this Guaranty of, or any other guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or the guarantee thereof under this Guaranty, or any other guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time any of such guarantee under the Guaranty, any such other guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee under this Guaranty, such other guarantee or such security interest is or becomes illegal.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

(b)           Amendment to Section 2.  In Section 2, clause (b) is amended and restated to read as follows:

(b) all debts, liabilities, obligations, covenants and duties of, Borrower or any of its Subsidiaries owing to Bank or any Affiliate of Bank and arising under any Swap Contract made or entered into at any time, or in effect at any time, whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between Bank or any Affiliate of Bank and Borrower or any Subsidiary of Borrower and that is permitted by Section 7.03(e) of the Credit Agreement (a “Specified Swap Contract”), including liabilities and obligations arising in connection with or as a result of early termination of any such Swap Contract excluding, with respect to any Guarantor at any time, Excluded Swap Obligations;

(c)           Amendment to Section 30.  Section 30, is amended and restated to read as follows:

30.          Reserved.

4.             Amendments to Contribution Agreement.  The Contribution Agreement is hereby amended as follows:

(a)           Amendments to Section 1.  In Section 1, The following sentence and four definitions are added at the end of Section 1 to read as follows:

As used in this Agreement, the following terms have the following meanings:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.”

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 3(b) hereof).

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, at the time the relevant guarantee under the Guaranty, any other relevant guarantee or the grant of the relevant security interest becomes effective with respect to such Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and that can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(b)           Amendment to Section 3.  Section 3 is amended and restated to read as follows:

3.             Contribution and Subrogation; Keepwell.

(a)           Contribution and Subrogation.  Each Guarantor (for purposes of this Section 3(a), an “Contributing Party”) agrees (subject to Section 4 hereof) that, in the event a payment shall be made by any other Guarantor under the Guaranty or assets of any Guarantor shall be sold pursuant to any Collateral Document to satisfy a claim of Bank and any Affiliate of Bank in respect of any

Guaranteed Obligation and such Guarantor (for purposes of this Section 3(a), the “Claiming Party”) shall not have been fully indemnified by Borrower as provided in Section 2 hereof, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets (or a pro rata amount thereof based on the portion of sale proceeds applied to satisfy such claim), as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date of the Guaranty (or, in the case of any Guarantor becoming a party hereto pursuant to Section 14 hereof, the date of the Supplement hereto executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all Guarantors on the date of the Guaranty (or, in the case of any Guarantor becoming a party hereto pursuant to Section 14 hereof, the date of the Supplement hereto executed and delivered by such Guarantor).  Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3(a) shall be subrogated to the rights of such Claiming Party under Section 2 hereof to the extent of such payment.

(b)           Keepwell.  Each Loan Party that is a Qualified ECP Guarantor at the time of the guarantee or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under the Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations and undertakings of each Qualified ECP Guarantor under this Section 3(b) shall remain in full force and effect until the Guaranteed Obligations have been indefeasibly paid and performed in full.  Each Qualified ECP Guarantor intends this Section 3(b) to constitute, and this Section 3(b) shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

5.             Conditions to Effectiveness.  Notwithstanding anything contained herein to the contrary, this Amendment shall become effective as of February 19, 2016; provided that each of the following conditions is fully and simultaneously satisfied on or before February 19, 2016:

(a)           Delivery of Amendment.  The Loan Parties and Bank shall have executed and delivered counterparts of this Amendment to each other;

(b)           Payment of Amendment Fee.  Borrower shall have paid to Bank an amendment fee equal to twenty basis points (20 b.p.) of the Commitment Amount, as amended by this Amendment;

(c)           Authorization.  Bank shall have received the following, each in form and substance and dated as of a date satisfactory to Bank and its legal counsel:

(i)            such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Bank may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party; and

(ii)           such evidence as Bank may reasonably require to verify that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of each Loan Party’s Organization Documents, certificates of good standing and/or qualification to engage in business.

(d)           Consents, Etc.  Bank shall have received such evidence as Bank may reasonably require to verify that each Loan Party has obtained all consents, approvals, permits or other authorizations from all relevant Governmental Authorities, required to be obtained in connection with the execution, delivery or performance by, or enforcement against, each Loan Party of this Amendment and the other Loan Documents.

(e)           Reimbursement for Expenses.  Borrower shall have reimbursed Bank for all expenses actually incurred by Bank in connection with the preparation of this Amendment, and shall have paid all other amounts due and owing under the Loan Documents;

(f)            Representations True; No Default.  The representations of Borrower as set forth in Article V of the Credit Agreement shall be true on and as of the date of this Amendment with the same force and effect as if made on and as of this date or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date.  No Event of Default and no event which, with notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing or will occur as a result of the execution of this Amendment; and

(g)           Other Documents.  Bank shall have received such other documents, instruments, and undertakings as Bank may reasonably request.

4.             Representations and Warranties.  Borrower hereby represents and warrants to Bank that each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct as if made on and as of the date of this Amendment or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date.  Borrower expressly agrees that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made by the Borrower hereunder shall prove to have been incorrect in any material respect when made.

6.             No Further Amendment.  Except as expressly modified by this Amendment, the Credit Agreement, the Guaranty, the Contribution Agreement and the other Loan Documents shall remain unmodified and in full force and effect.  Borrower and each Guarantor hereby ratifies and confirms each of its debts, liabilities, obligations, covenants and duties to Bank arising under the Credit Agreement, the Guaranty, the Contribution Agreement and the other Loan Documents to which the Borrower or such Guarantor is a party.  Each Guarantor hereby confirms and agrees that its guarantee of the payment and performance of the Guaranteed Obligations (as defined in the Guaranty) remains in full force and effect, and that the Guaranteed Obligations (as defined in the Guaranty) shall include the debts, liabilities, obligations, covenants and duties of, the Borrower to Bank arising under the Credit Agreement and the other Loan Documents to which Borrower is a party.

6.             Reservation of Rights.  Borrower and each Guarantor acknowledges and agrees that the execution and delivery by Bank of this Amendment shall not be deemed to create a course of dealing or otherwise obligate Bank to forbear or execute similar amendments under the same or similar circumstances in the future.

7.             Miscellaneous.

(a)           Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON.

(b)           Counterparts; Integration.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Amendment, the Credit Agreement and the other Loan Documents to which the Loan Parties are a party constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(c)           Severability.  If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d)           Oral Agreements.  ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

USANA HEALTH SCIENCES, INC.

By:	/s/ David A. Wentz
Name:	David A. Wentz
Title:	Co-Chief Executive Officer

USANA ACQUISITION CORP.

By:	/s/ David A. Wentz
Name:	David A. Wentz
Title:	President

USANA SENSÉ COMPANY, INC.

By:	/s/ David A. Wentz
Name:	David A. Wentz
Title:	President

USANA HEALTH SCIENCES NEW ZEALAND, INC.

By:	/s/ David A. Wentz
Name:	David A. Wentz
Title:	President

USANA CANADA HOLDING, INC.

By:	/s/ David A. Wentz
Name:	David A. Wentz
Title:	President

FMG PRODUCTIONS, INC.

By:	/s/ David A. Wentz
Name:	David A. Wentz
Title:	President

INTERNATIONAL HOLDINGS, INC.

By:	/s/ James H. Bramble
Name:	James H. Bramble
Title:	President

USANA HEALTH SCIENCES CHINA, INC.

By:	/s/ David A. Wentz
Name:	David A. Wentz
Title:	President

PET LANE, INC.

By:	/s/ David A. Wentz
Name:	David A. Wentz
Title:	President

UHS ESSENTIAL HEALTH PHILIPPINES, INC.

By:	/s/ David A. Wentz
Name:	David A. Wentz
Title:	President

BANK OF AMERICA, N.A.

By:	/s/ Joda L. Gibson
Name:	Joda L. Gibson
Title:	Senior Vice President

SCHEDULE 5.13

SUBSIDIARIES
AND OTHER EQUITY INVESTMENTS

Part (a).                             Subsidiaries.

Name of Owner	Name of Subsidiary	Jurisdiction of Formation	Percentage
USANA Health Sciences, Inc.	USANA Canada Holding, Inc.	Delaware	100%

USANA Health Sciences, Inc.	USANA Health Sciences New Zealand, Inc.	Delaware	100%

USANA Health Sciences, Inc.	USANA Australia Pty Ltd	New South Wales	100%

USANA Health Sciences, Inc.	USANA Hong Kong Limited	Hong Kong	99.9%

USANA Health Sciences, Inc.	USANA Health Sciences Singapore Pte. Ltd.	Singapore	100%

USANA Health Sciences, Inc.	USANA Health Sciences Korea Ltd.	Korea	100%

USANA Health Sciences, Inc.	USANA México, S.A. de C.V.	Mexico	99.8%

USANA Health Sciences, Inc.	FMG Productions, Inc.	Utah	100%

USANA Health Sciences, Inc.	USANA Health Sciences Japan, LLC.	Japan	100%

USANA Health Sciences, Inc.	International Holdings, Inc.	Delaware	100%

USANA Health Sciences, Inc.	USANA Acquisition Corp.	Utah	100%

USANA Health Sciences, Inc.	UHS Essential Health Philippines, Inc.	Utah	100%

USANA Health Sciences, Inc.	USANA Health Sciences China, Inc.	Delaware	100%

USANA Health Sciences, Inc.	UHS Essential Health (Malaysia) SDN BHD	Malaysia	100%

USANA Health Sciences, Inc.	Pet Lane, Inc.	Delaware	100%

USANA Health Sciences, Inc.	USANA Health Sciences Colombia S.A.S	Colombia	100%

USANA Health Sciences, Inc.	USANA Health Sciences (France) S.A.S.	France	100%

USANA Health Sciences, Inc.	USANA Health Sciences (Thailand) Ltd.	Thailand	99%

USANA Health Sciences, Inc.	PT USANA Health Sciences Indonesia	Indonesia	95%

USANA Health Sciences, Inc.	USANA Asia Holding Pte. Ltd	Singapore	100%

1

Name of Owner	Name of Subsidiary	Jurisdiction of Formation	Percentage
USANA Health Sciences, Inc.	USANA Health Sciences Taiwan, Inc.	Taiwan	100%

USANA Canada Holding, Inc.	USANA Canada Company	Nova Scotia	100%

USANA Health Sciences New Zealand, Inc.	USANA Health Sciences (NZ) Corporation	New Zealand	100%

International Holdings, Inc.	Mercadotecnia Nutricional S de R.L. de C.V.	Mexico	99.9%

USANA Acquisition Corp.	USANA Sensé Company, Inc.	Utah	100%

Pet Lane, Inc.	BabyCare Holdings Ltd	Cayman/Utah	100%

Pet Lane, Inc.	BabyCare Ltd	China	100%

BabyCare Ltd	Tianjin BabyCare Biological Science and Technology Ltd	China	100%

USANA Health Sciences China, Inc.	Tianjin Health Resources Sales Co., Ltd.	China	100%

Part (b).                             Other Equity Investments.

Name of Owner	Name of Investment	Jurisdiction of Formation	Percentage

2

EXHIBIT A

FORM OF LOAN NOTICE

Date:             ,

To:                             Bank of America, N.A.

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 27, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), between USANA Health Sciences, Inc., a Utah corporation (“Borrower”), and Bank of America, N.A., a national banking association.

The undersigned hereby requests (select one):

☐                                    A Borrowing of Loans                                                                        ☐                                    A conversion or continuation of Loans

1.                                      On                                                                      (a Business Day).

2.                                      In the amount of $                              .

3.                                      Comprised of                                  .

[Type of Loan requested]

4.                                      For a Eurodollar Fixed Rate Loan:  with an Interest Period of            months.

[The borrowing requested herein complies with the proviso to the first sentence of Section Error! Reference source not found. of the Credit Agreement.]

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

USANA HEALTH SCIENCES, INC.

By:
Name:
Title:

A-1

EXHIBIT F

FORM OF NOTICE OF LOAN PREPAYMENT

Date:             ,

To:                             Bank of America, N.A.

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 27, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), between USANA Health Sciences, Inc., a Utah corporation (“Borrower”), and Bank of America, N.A., a national banking association.

Borrower hereby notifies Bank that on               pursuant to the terms of Section 2.04 of the Credit Agreement, Borrower intends to prepay/repay the Loans in the following amount(s):

☐                                    Eurodollar Rate Loans: $

Applicable Interest Period:

☐                                    Base Rate Loans: $

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

USANA HEALTH SCIENCES, INC.

By:
Name:
Title:

F-1